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                                                                    Exhibit 99.1


[NARROWSTEP LOGO APPEARS HERE]

NARROWSTEP, INC APPOINTS NEW CHIEF TECHNOLOGY OFFICER

NEW YORK/LONDON - APRIL 30, 2007 - Narrowstep(TM) Inc (OTC BB: NRWS), the TV on the Internet Company, announced the appointment of Louis Holder as the company's Chief Technology Officer. This appointment continues to build on the Company's plan to scale the business with a dynamic, accomplished, and progressive team. Mr. Holder will report directly to David C. McCourt who serves as Chairman of the Board and interim Chief Executive Officer.

"I am thrilled to have Lou finally join our management team," commented David McCourt. "For the last several months, I have been working with him and sharing my vision for developing the best tools to help our customers monetize content. Lou is an accomplished leader in efficiently building and integrating technologies to deliver quick, scaleable solutions. He will be instrumental in taking our technology to the next level."

Mr. Holder has over 15 years experience leading technology organizations in the design and development of scaleable business-to-business and consumer web-based systems. Most recently, Lou held the position of President at Novega Venture Partners, a wholly-owned subsidiary of Vonage Holdings Corp, an NYSE listed, $600M voice-over-IP-company, where he was focused on the development of new product offerings. Mr. Holder is one of the original co-founders of Vonage, where, from 2001 to 2005, he led the company's technology infrastructure, products and support services, including systems development and web application development.

From 1997 to 2000, Mr. Holder was a vice president in the program trading technology group at PaineWebber, where he performed business and technical analysis and was responsible for the development of a next-generation program trading system. Prior to PaineWebber, Mr. Holder was a senior software developer at Cantor Fitzgerald. Mr. Holder developed several analytical and trading applications for Cantor Fitzgerald's FX options, emerging markets, government bond swaps, euro bond swaps and interest rate swaps desks. Mr. Holder holds a bachelor's degree in electrical engineering from Polytechnic University, New York.

Mr. Holder commented, "Of all the companies in the emerging space of video-over-IP, Narrowstep is clearly one of the leading providers with some of the most prestigious customers from around the world. I'm impressed with management's vision for how the company can further help customers commercialize their content and provide a great viewing experience through enhanced tools and functionality. I'm excited to be joining such a high caliber team and leading the next generation of product offerings". Adds Mr. McCourt, "I am confident in Lou's abilities to leverage our technology with both organic development, as well as integration with 3rd party solutions to deliver a full-suite of next generation, world-class products and services. I look forward to working with him." Jason Jack, who formerly served as the company's Chief Technology Officer, will remain with the company as Narrowstep's Chief Software Architect.


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ABOUT NARROWSTEP(TM)

Narrowstep(TM) Inc. (OTC BB: NRWS), the TV on the Internet company, is a leading global provider of broadband television services. Narrowstep's proprietary technologies and customer-focused services enable TV channels to be delivered over the Internet. 100+ companies worldwide have chosen Narrowstep because it offers the most television-like and true community building broadband experience. The Company's telvOS(TM) (Television Operating System(TM)) and nBed(TM) technologies enables the most comprehensive delivery of video to mobile, wireless, Internet, broadband, video-over-IP and entirely new IP-delivered broadcast services. For more information, go to WWW.NARROWSTEP.COM or call 609-951-2221.

FOR FURTHER INFORMATION PLEASE CONTACT:

JESSE DEAL                                           MARA MARICH
ALLEN & CARON                                        NARROWSTEP INC.
212-691-8087                                         609-951-2221
jesse@allencaron.com                                 mmarich@narrowstep.com
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